STATE OF DELAWARE
AMENDED AND RESTATED BY-LAWS
OF
THE CATO CORPORATION

Article I

OFFICES

Section 1........ Registered Office.................................................................................................... 4

Section 2........ Other Offices.......................................................................................................... 4

Article II

MEETINGS OF STOCKHOLDERS

Article III

DIRECTORS

Article IV

NOTICES

Section 1........ Writing................................................................................................................. 10

Section 2........ Waiver.................................................................................................................. 10

Article V

OFFICERS

Article VI

shares OF STOCK

Article VII

RIGHT OF FIRST REFUSAL ON ESOP STOCK

Article VIII

GENERAL PROVISIONS

Article IX

AMENDMENTS

Section 1........ Amendments......................................................................................................... 16

Article I

OFFICES

Section 1.                 Registered Office.  The registered office in Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.                 Other Offices.  The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

Article II

MEETINGS OF STOCKHOLDERS

Section 1.                 Location.  Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.                 Annual Meeting.  The annual meeting of stockholders shall be held on such day in each year not earlier than March 10 nor later than June 15 and at such hour as shall be fixed by the board of directors.  At such annual meeting the stockholders shall elect by plurality vote the successors of the class of directors whose term expires at such meeting for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and shall transact such other business as may have been properly brought before the meeting in accordance with Section 4 of this Article II.

Section 3.                 Stockholder Nominations.  Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as directors.  Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.  Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation.  To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the corporation’s books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder.  At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 4.                 Notice and Business to Be Conducted.  Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least 10 but not more than 60 days before the date of the meeting.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or (c) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not later than ninety days prior to the anniversary date of the immediately preceding annual meeting. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.  Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section.  The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 5.                 Stock Ledger.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and at the election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 6.                 Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning shares of the corporation’s capital stock entitled to a majority of the total number of votes entitled to be cast by the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

Section 7.                 Notice of Special Meeting.  Written notice of a special meeting of stockholders, stating the time, place and purpose thereof, shall be given in accordance with Section 222 of the General Corporation Law of the State of Delaware to each stockholder entitled to vote thereat, at least ten days before the date fixed for the meeting.

Section 8.                 Business at Special Meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 9.                 Quorum.  The holders of a majority of the total voting power of the capital stock of the corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 10.             Vote.  When a quorum is present at any meeting, the vote of a majority of the votes to which the holders of the stock having voting power, present in person or by proxy, are entitled shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 11.             Proxies.  Each stockholder shall at every meeting of the stockholders be entitled in person or by proxy to the number of votes provided for in the corporation’s certificate of incorporation (or in a resolution of the board of directors fixing the powers, designations, preferences and relative, participating, optional or other special rights of a particular series of stock within any class thereof) for each share of the corporation’s capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for determination of its stockholders entitled to vote, no share of stock shall be voted at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation.  Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine.

Section 12.             Action Without Meeting.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation, the meeting and vote of stockholders may be dispensed with if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Article III

DIRECTORS

Section 1.                 Number.  The number of directors which shall constitute the whole board shall be fixed from time to time by resolution of the board of directors and shall not be less than 5 nor more than 15.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified.  Directors need not be stockholders.

Section 2.                 Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum.  Any directors elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the directorship was created or the vacancy occurred and until his successor is duly elected and shall qualify, unless sooner displaced.  The Chairman of the Board, at his discretion, may place a newly elected director, or a director filling a vacancy, into class other than the class of directors in which the directorship was created or the vacancy occurred.

Section 3.                 Powers.  The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 4.                 Chairman of the Board.  There shall be a Chairman and a Vice Chairman of the Board of Directors elected by the directors from their number at the board’s first meeting after the annual meeting of stockholders.  The Chairman shall preside at all meetings of the board of directors and perform such other duties as may be directed by the board.  He shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the board shall assign.  In the absence of the Chairman, the Vice Chairman of the Board shall preside at a meeting of the board of directors.

Section 5.                 Location.  The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 6.                 Regular Meetings.  There shall be regular meetings of the board, which may be held on such dates and without notice or upon such notice as the board may from time to time determine.  Regular meetings shall be held at the principal office of the corporation within the State of North Carolina or at such other places either within or without the State of North Carolina and at such specific time as may be fixed by the board from time to time.  There shall also be a regular meeting of the board, which may be held without notice or upon such notice as the board may from time to time determine, after the annual meeting of the stockholders.

Section 7.                 Special Meetings.  Special meetings of the board may be called by the Chairman of the Board or the President on at least 24 hours’ notice to each director, either personally, by telephone, by mail or by electronic transmission; special meetings shall be called by the Chairman of the Board, the President or Secretary in like manner and on like notice on the written request of at least four directors.

Section 8.                 Quorum.  At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or these by-laws.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.                 Action Without Meeting.  Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board or of such committee as the case may be, and such written consent is filed with the minutes of proceeding of the board or committee.

Section 10.             Meeting Communications.  Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 10 of Article III shall constitute presence in person at the meeting.

Section 11.             Committees.  The board, by resolution, may designate from among its members one or more committees, each consisting of one or more directors.  Each such committee shall have all the authority of the board to the extent provided in such resolution, except as limited by law.  No such committee shall exercise its authority in a manner inconsistent with any action, direction, or instruction of the board.

The board may appoint a chairman of any committee who shall preside at meetings of the respective committees.  The board may fill any vacancy in any committee and may designate one or more directors as alternate members of such committee, who may replace any absent member or members at any meeting of such committee.  Each such committee shall serve at the pleasure of the board.

All acts done and powers conferred by a committee pursuant to the foregoing authorization shall be deemed to be and may be certified as being done or conferred under authority of the board.

A record of the proceedings of each committee shall be kept and submitted at the next regular meeting of the board.

At least one-third but not less than two of the members of any committee having more than two members shall constitute a quorum for the transaction of business by such committee and the vote of a majority of the members present at the time of the vote, if a quorum is present at such time, shall be the act of the committee.  If a committee shall have only two members, a quorum shall not be present for the transaction of business unless both members are present at the time of the vote.

If a committee or the board shall establish regular meetings of any committee, such meetings may be held without notice or upon such notice as the committee may from time to time determine.  Notice of the time and place of special meetings of any committee shall be given to each member of the committee in the same manner as in the case of special meetings of the board.  Notice of a meeting need not be given to any member of a committee who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.  Except as otherwise provided in these by-laws, each committee shall adopt its own rules of procedure.

Section 12.             Compensation.  Directors who are also full-time employees of the corporation shall not receive any compensation for their services as directors but they may be reimbursed for reasonable expenses of attendance.  All other directors may receive either an annual fee or a fee for each meeting attended, or both, and expenses of attendance, if any, at each regular or special meeting of the board of directors; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed such compensation for attending committee meetings, as may be determined by resolution of the board of directors.

Article IV

NOTICES

Section 1.                 Writing.  Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation.  Notice to directors may also be given by telegram.

Section 2.                 Waiver.  Whenever any notice is required to be given under provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Article V

OFFICERS

Section 1.                 Officers.  The officers of the corporation shall consist of such officers as the board of directors may from time to time elect, including without limitations, a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, a Chief Merchandising Officer, a Chief Marketing Officer, a Vice Chairman of the Board, a President, a Secretary, a Treasurer, and such one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents with such Vice Presidential designations, if any, as the Board may determine, and such Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers as the board of directors may elect.  Any two (2) or more of such offices may be held by the same person, except the offices of President and Secretary or President and Assistant Secretary.

Subject to the authority of the board of directors, the Chief Executive Officer is hereby vested with the authority to appoint such other officers and agents and assign such duties as the Chief Executive Officer may deem appropriate from time to time and it is further understood that all such officers and agents serve at discretion of the Chief Executive Officer, and it is understood that the Chief Executive Officer will keep the Board informed of any such appointments and changes at regular board meetings.

Section 2.                 Election.  The board of directors at its first meeting after each annual meeting of stockholders shall choose a President from among the directors, and shall choose a Secretary and a Treasurer, and may choose one or more Vice-Presidents, none of whom need be a member of the board.

Section 3.                 Other Officers.  The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4.                 Salaries.  The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5.                 Term.  The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the board of directors.  Any officer may resign at any time by giving written notice thereof to the President or to the board, or by retiring or by leaving the employ of the corporation (without being employed by a subsidiary or affiliate) and any such action shall take effect as a resignation without necessity of further action.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 6.                 President.  Unless otherwise determined by the board of directors, the President shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.  In the absence of the Chairman and the Vice Chairman of the Board, the President shall preside at all meetings of the stockholders and directors.  The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.  The President shall have such other powers as the board of directors may from time to time prescribe.

Section 7.                 Vice Presidents.  The Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the board of directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 8.                 Secretary.  The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall have charge of the record of stockholders required by law, which may be kept by any transfer agent or agents under his direction.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or President, under whose supervision the Secretary shall be.  The Secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

Section 9.                 Assistant Secretaries.  The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the board of directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 10.             Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.  The Treasurer shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.  The Treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the President and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all transactions as Treasurer and of the financial condition of the corporation.

Section 11.             Assistant Treasurers.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 12.             Controller.  The Controller shall, unless otherwise designated by the board of directors, be the chief accounting officer of the corporation and shall have control of all its books of account.  The Controller shall see that correct and complete books and records of account are kept as required by law, showing fully, in such form as Controller shall prescribe, all transactions of the corporation, and the Controller shall require, keep and preserve all vouchers relating thereto for such period as may be necessary.  The Controller shall render periodically such financial statements and such other reports relating to the corporation’s business as may be required by the President or the board.  The Controller shall generally perform all duties pertaining to the office of controller of a corporation.

Article VI

shares OF STOCK

Section 1.                 Certificates.  Shares of stock in the corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware.  Each holder of stock in the corporation, upon written request to the transfer agent or the corporation, shall be entitled to have a certificate, signed by, or in the name of the corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.  If the corporation shall be authorized to issue more than one class of stock, or more than one series of any class, the designations, preference and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarization on the face or the back of the certificate which the corporation shall issue to represent such class or series of stock, or, if uncertificated, in the notice required to be sent to the registered owner thereof in accordance with Delaware law; provided, however, that except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or the back of the certificate which the corporation shall issue to represent such class or series of stock, or, in the case of uncertificated stock, in the notice required to be sent to the registered owner thereof, a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.                 Facsimile Signatures.  Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile.  In case any officer or officers who have signed or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

Section 3.                 Lost Certificate.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.                 Transfers of Stock.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Upon a transfer of uncertificated shares of stock, the record of such person’s stock shall be cancelled and shares shall be transferred to the person entitled thereto upon the issuance of a certificate or an electronic transfer of such shares.  A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section 5.                 Closing of Transfer Books.  The board of directors may close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose.  In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

Section 6.                 Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Article VII

RIGHT OF FIRST REFUSAL ON ESOP STOCK

All shares of stock of the corporation distributed by The Cato Corporation Employee Stock Ownership Trust (the “Trust”) shall be subject to a right of first refusal as follows:

Prior to any transfer of any such shares to a prospective third party transferee by the holder of the shares, those shares must first be offered for sale by written offer made concurrently to the Trust and to the corporation upon the same terms and at the same price as offered by or to the prospective third party transferee.  Any such offer to the Trust and the corporation shall disclose the name of the prospective third party transferee and the price and terms offered by or to the transferee.  The corporation shall have the first right to purchase all or part of the shares; to the extent the corporation shall not accept the offer to sell, the Trust may purchase all or part of the remaining shares.  An acceptance by the corporation or the Trust of any such offer must be made in writing within 60 days following receipt of the offer by the corporation.

If the offer is not accepted by the corporation, the Trust, or both, then the proposed transfer may be completed within 6 months following receipt of the offer by the corporation, but only to the same prospective third party transferee and only upon the same terms and at the same price as originally offered to or by that prospective third party transferee.  If the transfer is not completed within 6 months as described, the holder of the shares must comply once again with the procedures described in this Article VII before making any transfer of the shares.

The right provided in this Article VII shall apply to all shares distributed by the Trust, whether such shares are held by a participant in the Employee Stock Ownership Plan, his beneficiary or other person to whom such shares may have been distributed by the Trustee (or by any transferee or successor transferee of any of the foregoing unless the Trust and the corporation had failed to exercise any earlier right of first refusal with respect to such shares and such shares had been transferred to the prospective transferee in accordance with this Article VII).  Unless the corporation shall waive its rights hereunder, a suitable legend regarding this right of first refusal shall be printed on each share certificate subject to such right, and the board of directors of the corporation may provide from time to time for such reasonable rules designed to facilitate the administration of such right as it shall deem appropriate.

The corporation and the Trust may in any instance waive the right of refusal granted to the corporation or the Trust by this Article VII.  Any such waiver shall be made by a resolution of the board of directors directing that the legend referred to above shall not be included on any share certificates to be distributed by the Trust, and any such shares to which such direction applies shall thereafter be free forever of the first right of refusal contained in this Article VII.

Article VIII

GENERAL PROVISIONS

Section 1.                 Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.                 Reserves.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.                 Annual Statement.  The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, full and clear statement of the business and condition of the corporation.

Section 4.                 Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 5.                 Fiscal Year.  The fiscal year of the corporation shall end on the last Saturday closest to the last day in January of each year.

Section 6.                 Seal.  The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Article IX

AMENDMENTS

Section 1.                 Amendments.  Subject to the provisions of the certificate of incorporation of the corporation, the board of directors may adopt, amend or repeal the by-laws.  The stockholders shall also have the power to adopt, amend or repeal the by-laws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the certificate of incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.